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                                                                    Exhibit 10.7

                                                               Execution Version

                         EXECUTIVE SECURITIES AGREEMENT

         This Executive Securities Agreement ("AGREEMENT") is made as of August 21, 1997 by and among Beacon Holding Corporation, a Delaware corporation (the "COMPANY"), David Grace ("EXECUTIVE") and Code, Hennessy & Simmons III, L.P., a Delaware limited partnership ("CHS").

                                 R E C I T A L:

         The Company, CHS and Executive desire to enter into an agreement pursuant to which (a) Executive shall purchase, and the Company shall sell, a combination of (i) shares of Class A Common Stock, $.01 par value, of the Company and (ii) Subordinated Notes (as herein defined) of the Company and (b) the manner and terms by which the Company's equity and subordinated debt may be transferred.

                              A G R E E M E N T S:

         The parties hereto agree as follows:

         1.       Definitions.

         (a) For purposes of this Agreement, the following terms shall have the following meanings unless the context indicates otherwise:

         "AFFILIATE" of a Person means any other Person controlling, controlled by or under common control with such Person and any partner of such Person if such Person is a partnership. An "Affiliate", with respect to the Company includes each of the Company's direct or indirect subsidiaries.

         "BEACON OPERATING" means Beacon Sales Acquisition, Inc., a Delaware corporation.

         "BOARD" means the board of directors of the Company.

         "CAUSE" means any of the following, as determined by the Board in its reasonable judgment: (i) Executive's failure or refusal to perform such duties and responsibilities as are requested by the Board or the President of the Company or the Board of Directors or President of Beacon Operating or any other Subsidiary of Beacon Operating with which Executive is employed, (ii) Executive's failure to observe all material policies of the Company, Beacon Operating and their Affiliates generally applicable to executives of such Persons, (iii) Executive's gross negligence or willful misconduct in the performance of Executive's duties, (iv) the commission by Executive of any act of fraud or embezzlement against the Company, Beacon Operating or any of their Affiliates, or the commission of any felony or act involving dishonesty or moral turpitude, (v) Executive's unauthorized dissemination of information, observations and data concerning the business plans, financial data, referral sources, customers, suppliers, manufacturing procedures and techniques, trade secrets or acquisition strategies of the Company, Beacon Operating or any Subsidiaries, or any Confidential Information or (vi) Executive's failure (as determined by the President of Beacon Operating or the Company in his sole discretion) or refusal to perform duties and responsibilities which are commensurate with Executive's position with Beacon Operating or the Company.

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         "CLASS A SHARES" means shares of Class A Common Stock, $.01 par value per share, of the Company.

         "CLASS B SHARES" means shares of Class B Common Stock, $.01 par value per share, of the Company.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "CREDIT AGREEMENT" means (i) that certain Credit Agreement dated August 21, 1997 among Beacon Sales Acquisition, Inc., Beacon Holding Corporation and NationsCredit Commercial Corporation, as Agent ("NationsCredit"), and (ii) any replacement credit or loan agreement between the Company and/or Beacon Operating and any new or replacement lender.

         "DISABILITY" means Executive is unable, by reason of accident or illness (including mental illness), to perform his duties with Beacon Operating and its Subsidiaries for ninety (90) consecutive days and from which Executive is not expected to recover in the reasonably near future, all as determined upon examination by a physician acceptable to both Executive (or Executive's personal representative) and the Company and retained by the Company. Executive shall cooperate fully with such physician. If such physician determines that Executive is so disabled, the physician shall deliver to the Company a certificate certifying both that Executive is disabled and the date upon which the condition of disability commenced. The determination of the physician shall be conclusive and binding on both parties.

         "EXECUTIVE SECURITIES" means (i) all Executive Shares, (ii) all Subordinated Notes acquired by the Executive, (iii) all vested Options issued to Executive, and (iv) all securities of the Company issued or issuable with respect to the securities referred to in clauses (i),
         (ii), and (iii) above by way of a stock split, stock dividend or other recapitalization. Executive Securities shall continue to be Executive Securities in the hands of any holder other than Executive (other than the Company, its Subsidiaries or CHS and except for transferees in a Public Sale or a Sale of the Company), and, except as otherwise provided in this Agreement, each such other Holder shall succeed to all rights and obligations attributable to Executive as a Holder hereunder.

         "EXECUTIVE SHARES" means all Shares acquired by Executive pursuant to this Agreement or any other agreement, option plan or other arrangement with the Company or any Subsidiary, whether on or following the date of this Agreement, and all Shares of the Company issued or issuable with respect to such Shares by way of a stock split, stock dividend or other recapitalization.

         "EXEMPT TRANSACTION" means any transfer of Executive Securities pursuant to Section 3, 4, 6(d) or 8 of this Agreement.

         "FAIR MARKET VALUE" of any security of the Company means:

                           (i) the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any particular day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such particular day, or, if on any particular day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any particular day such security is not quoted in the NASDAQ System, the average of the

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                  highest bid and lowest asked prices on such particular day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) business days ending on the day as of which the Fair Market Value is being determined; or

                           (ii) with respect to any security which is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market for the entire twenty-one (21) day averaging period specified above, the fair value of such security as determined by a majority of the members of the Board.

With respect to Options, "Fair Market Value" means the amount determined pursuant to the preceding sentence less the exercise price for such Option. The fair value of Executive Shares shall be determined by the Board (or by representatives engaged by the Board) using the same methodology used by CHS to establish the purchase price for the assets of Beacon Sales Company, Incorporated purchased by Beacon Operating on the date hereof (i.e. a multiple of earnings before interest, taxes, depreciation and amortization minus normal capital expenditures, less debt and other appropriate items). In determining the fair value of securities, the Board shall not apply a discount for minority interest or lack of liquidity.

         "FAMILY GROUP" means the spouse and immediate descendants (whether natural or adopted) of Executive (collectively, "RELATIVES"), any custodian of a custodianship for and on behalf of one or more Relatives or Executive and any trustee of a trust solely for the benefit of one or more Relatives.

         "FULLY-DILUTED BASIS" shall mean the number of Shares which would be outstanding, as of the date of computation, if all convertible obligations, options and warrants and like rights and instruments, to acquire Shares had been converted or exercised.

         "HOLDER" means any holder of Executive Securities (including, without limitation, Executive and Executive's Permitted Transferees).

         "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly beneficially own in excess of five percent (5%) of the Shares on a Fully-Diluted Basis, who is not an Affiliate of any five percent (5%) owner of such Shares and who is not the spouse or descendant (by birth or adoption) of any five percent (5%) owner.

         "INTELLECTUAL PROPERTY" means all discoveries, inventions, improvements, computer programs, formulas, ideas, devices, writings or other intellectual property (including any notes, records, reports, sketches, plans, memoranda and other tangible information relating to such Intellectual Property), whether or not subject to protection under the patent or copyright laws, which Executive shall conceive solely or jointly with others, in the course of, or within the scope of employment, or which relates directly to the business of the Company, Beacon Operating and its Subsidiaries or their actual or anticipated research and development, or which was conceived or created using the Company's Beacon Operating's and its Subsidiaries' materials or facilities, whether during or after working hours.

         "NEW ENGLAND REGION" means Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont.

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         "1933 ACT" means the Securities Act of 1933, as amended from time to time, or any successor thereto.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

         "OPEN MARKET TRANSACTION" means any Transfer of Executive Securities in the open market following a Public Sale.

         "OPTIONS" means (i) all warrants, options or other rights to subscribe for purchase or otherwise acquire Executive Shares and (ii) all or any securities convertible into or exchangeable for Executive Shares.

         "ORIGINAL COST" means $1,000 per Class A Share (such amount to be equitably adjusted, upward or downward, for stock splits, stock dividends and recapitalizations), provided that the Original Cost of Executive Shares purchased pursuant to the exercise of Options shall be the exercise price, if any, actually paid therefor, and if such Options have not been exercised, the Original Cost of such Options shall be the greater of $0.01 per Option or the cash price actually paid therefor.

         "OUTSTANDING INDEBTEDNESS" means, as of the date of determination, the outstanding principal balance of, and all accrued and unpaid interest under, the applicable Subordinated Note(s).

         "PERSON" means an individual, a partnership, a limited partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "PUBLIC OFFERING" means a public offering of Shares (or the securities of any successor to the Company) or any shares of capital stock of a subsidiary pursuant to an effective registration statement under the 1933 Act.

         "PUBLIC SALE" means any sale pursuant to a Public Offering or any sale to the public pursuant to Rule 144 (as defined below).

         "RESIGNATION" means voluntary termination by Executive of his employment with Beacon Operating and the Subsidiaries.

         "RETIREMENT" means the voluntary termination of Executive's employment with Beacon Operating and its Subsidiaries when Executive is at least 65 years old, which termination is in accordance with Beacon Operating's and the Subsidiaries' established retirement policies.

         "SALE OF THE COMPANY" means the sale (in a single transaction or in a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) Shares (whether by merger, consolidation, sale or transfer of shares, reorganization, recapitalization or otherwise) possessing the voting power under normal circumstances to elect a majority of the members of the Board of Directors of the Company or (ii) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis.

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         "SHARES" means Class A Shares or Class B Shares (now or hereafter issued), and any shares issued in respect of such shares pursuant to a dividend, stock split reclassification or like action, or pursuant to an exchange (including a merger).

         "SUBORDINATED NOTES" means the 12% Junior Subordinated Promissory Notes issued from time to time by the Company or assumed by the Company from time to time.

         "SUBSIDIARY" means any Person of which the Company or Beacon Operating owns securities having a majority of the voting power in electing the board of directors directly or through one or more Subsidiaries (or, in the case of a partnership, limited liability company or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity). In the case of the Company, the term Subsidiary or Subsidiaries shall include Beacon Operating.

         "TRANSFER" shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition (irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether INTER VIVOS or upon death).

         (b) OTHER DEFINITIONS. Other defined terms are contained in the body of this Agreement.

         2.       Purchase and Sale of Executive Shares and Subordinated Notes.

         (a) CLOSING. Executive hereby purchases from the Company, and the Company hereby sells to Executive, (i) 45 Class A Shares at a price of $1,000 per Class A Share, (ii) a Subordinated Note in the original principal amount of $135,000 at face value (the aggregate purchase price of $180,000 for the Class A Shares and Subordinated Notes being referred to herein as the "ORIGINAL SUBSCRIPTION PRICE"). The Company hereby acknowledges payment by Executive of the Original Subscription Price by delivery of immediately available funds in the aggregate amount of the Original Subscription Price.

         (b) EXECUTIVE REPRESENTATIONS AND WARRANTIES. In connection with the purchase and sale of Executive Securities pursuant to this Agreement, Executive represents and warrants to the Company, and agrees and acknowledges that:

                           (i) The Executive Securities to be acquired by Executive pursuant to this Agreement are and shall be acquired for Executive's own account, for investment purposes only and not with a present view to, or intention of, distribution or resale thereof in violation of the 1933 Act or any state securities laws and that, irrespective of any other provisions of this Agreement, the Executive Securities shall be Transferred only in compliance with all applicable federal and state securities laws, including, without limitation, the 1933 Act.

                           (ii) The Executive Securities are not registered under the 1933 Act and must be held by Executive until such Executive Securities are registered under the 1933 Act or an exemption from such registration is available; the Company shall have no obligation to take any actions that may be necessary to make available any exemption from registration under the 1933 Act; and the Company shall place "stop transfer" restrictions on the party responsible for recording Transfers of Executive Securities in violation of the foregoing provisions of this clause (ii).

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                           (iii)    Executive is familiar with Rule 144 ("RULE
                  144") adopted by the Securities and Exchange Commission ("SEC") which establishes guidelines governing, among other things, the resale of "restricted securities" (securities, such as Executive Securities, which are acquired from the issuer of such securities in a transaction not involving any Public Offering).

                           (iv) Rule 144 is not presently available for Transfers of the Executive Securities because, among other things, the Company is not presently required to file the reports required to be filed by Section 15(d) of the 1934 Act, and does not have a class of securities registered pursuant to
                  Section 12 of that statute; and, even if the Company were required to file reports under the 1934 Act, and had filed all reports required to be filed, reliance on Rule 144 to Transfer securities is subject to other restrictions and limitations, as set forth in Rule 144.

                           (v) In connection with any Transfer of Executive Securities under Rule 144 or pursuant to any other exemption, Executive may, at the option of the Company, be required to deliver to the Company an opinion from counsel for Executive (reasonably acceptable to the Company) and/or receive an opinion from counsel for the Company, to the effect that all applicable federal and state securities law requirements have been met.

                           (vi) Executive has been an executive employee of Beacon Sales Company, Incorporated, a Massachusetts corporation and is an executive employee of Beacon Operating.

                           (vii) Executive is able to evaluate the risks and merits of the investment in the Executive Securities and of making an informed investment decision with respect thereto.

                           (viii) Executive is able to bear the economic risk of Executive's investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or unless an exemption from such registration is available.

                           (ix) Executive has reviewed the financial and other information with respect to the Company, Beacon Operating and the Subsidiaries contained in the materials attached hereto as Exhibit A, and all such other documents and information made available to, or requested by, Executive, and Executive has had the opportunity to ask questions and receive answers concerning all such materials and the terms and conditions of the offering of the Executive Securities. Executive has had full access to such other information and materials concerning the Company as Executive has requested. The Company has answered all inquiries that Executive has made to the Company relating to the Company and the sale of the Executive Securities hereunder.

                           (x) The execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                           (xi) The Executive has not granted any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

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                           (xii)    Executive has the legal capacity to execute
                  and perform this Agreement. This Agreement has been duly executed and delivered by Executive, and constitutes a valid and legally binding obligation of Executive, enforceable against him in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Executive's spouse has the legal capacity to execute and deliver the Spousal Consent attached to this Agreement (the "SPOUSAL CONSENT") and to deliver the Spousal Consent and such consent has been validly executed and delivered.

         (c) COMPANY REPRESENTATIONS AND WARRANTIES. In connection with the purchase and sale of Executive Securities pursuant to this Agreement, the Company represents and warrants to Executive that:

                           (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized and approved by all requisite action. This Agreement has been duly executed and delivered by a duly authorized officer of the Company.

                           (ii) The execution, delivery and performance of this Agreement by the Company does not and shall not conflict with, violate or cause a breach of any of the terms or provisions of the Certificate of Incorporation of the Company or its by-laws, or of any agreement, contract or instrument to which the Company is a party, or any judgment, order or decree to which the Company is subject.

                           (iii) On the date of this Agreement and after giving effect to the transactions contemplated by (1) this Agreement, (2) other Executive Securities Agreements with terms similar hereto (together with this Agreement, the "EXECUTIVE SECURITIES AGREEMENTS"), (3) the Chief Executive Securities Agreement dated of even date herewith among the Company, CHS and Andrew R. Logie, (4) the Investor Securities Agreement dated of even date herewith among the Company, CHS, and certain investors and (5) certain other agreements with NationsCredit Commercial Corporation (the "Agent"), (A) the number of all Class A Shares issued and outstanding shall be 2,000, (B) the number of all Class B Shares issued and outstanding shall be zero, (C) the face value of all Subordinated Notes issued and outstanding shall be $6,000,000 and (D) the Company shall have issued to Agent, the Company's senior lender, a warrant to purchase 162 shares of Class B common stock of the Company (representing 7.5% of the outstanding common stock of the Company). All Shares heretofore issued and delivered by the Company to any Holder have been, and all Shares to be issued by the Company to any Holder pursuant to this Agreement, when issued and delivered, shall be, duly authorized, validly issued, fully paid and non-assessable. The Executive Securities issued pursuant to this Agreement are subject to dilution by future issuances of securities of the Company including by issuance of common stock to lenders pursuant to warrants.

         (d) ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. As an additional inducement to the Company to issue Executive Shares to Executive, Executive acknowledges and agrees that:

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                           (i)      Neither the issuance of Executive Shares to
                  Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any such Subsidiary to terminate Executive's employment at any time for any reason.

                           (ii) The Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Shares upon the termination of Executive's employment with the Company and its Subsidiaries or as otherwise provided under this Agreement.

                           (iii) Shares issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Shares to purchase Shares on a proportionate basis, shall be Transferred only, and for all purposes be treated, in the same manner as, and be subject to the same options with respect to, the Shares which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase Shares on a proportionate basis were granted. In the event of a merger of the Company where this Agreement does not terminate, partnership units, membership units or shares of common stock (and/or securities convertible into such units or shares) which are issued in exchange for Shares shall thereafter be deemed to be Shares subject to the terms of this Agreement.

                           (iv) Any Person to whom Executive Securities are to be Transferred (except pursuant to a Public Offering) shall execute and deliver, as a condition to such Transfer, whatever documents are deemed reasonably necessary by the Company, in consultation with its counsel, to evidence such party's joinder in, acceptance of, and agreement with, the obligations with respect to the Executive Securities contained in this Agreement.

                           (v) Within thirty (30) days from the date hereof, Executive shall make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in form and substance reasonably satisfactory to the Company.

                           (vi) Except with the prior written consent of CHS, Executive shall not grant any proxy or become party to any voting trust or other agreement with respect to the Executive Securities or any interest therein.

                           (vii) Pursuant to a management agreement of even date herewith, Beacon Operating and its Subsidiaries will pay to an Affiliate of CHS management fees in the amount of $300,000 per annum (payable monthly) plus reasonable out of pocket expenses.

         3.       Repurchase Option.

         (a) GENERAL. Upon the termination of Executive's employment with Beacon Operating for any reason ("TERMINATION"), all Executive Securities issued to Executive, whether held by Executive or one or more of Executive's transferees (collectively, the "AVAILABLE SECURITIES"), shall be subject to repurchase by CHS and the Company pursuant to the terms and conditions set forth in this Section 3 (the "REPURCHASE OPTION").

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         (b)      COMPANY OPTION. The Board, acting in good faith, may elect (in its sole discretion) to cause the Company to purchase all or any portion of the Available Securities pursuant to the Repurchase Option by delivering written notice (the "REPURCHASE NOTICE") to CHS and Executive within thirty (30) days following Termination. The Repurchase Notice shall set forth the number and amount of Available Securities to be acquired from each Holder, the aggregate consideration to be paid for such securities and the time and place for the closing of such purchase.

         (c) CHS OPTION. If for any reason the Company does not elect to purchase all of the Available Securities pursuant to the Repurchase Option, CHS may elect (in its sole discretion) to exercise the Repurchase Option for all (but not less than all) of the Available Securities which the Company has not elected to purchase (the "SECURITIES AVAILABLE FOR CHS"). Within sixty (60) days following Termination, CHS may elect to purchase all (but not less than all) of the Securities Available for CHS by giving written notice to Executive as to the number and amount of securities being purchased by CHS from each Holder (the "SUPPLEMENTAL REPURCHASE NOTICE").

         (d) REPURCHASE PRICE. Upon exercise of the Repurchase Option, the purchase price for the Available Securities (the "REPURCHASE PRICE") shall be as follows:

                           (i) if the Repurchase Option is triggered by termination of Executive's employment by reason of Executive's death, Executive's Disability or termination of Executive's employment by Beacon Operating without Cause, the Repurchase Price shall be the Fair Market Value of the Available Securities as of the date of Termination;

                           (ii) subject to SUBSECTION 3(d)(iii) below, if the Repurchase Option is triggered by termination of Executive's employment by Beacon Operating for Cause or Resignation of the Executive (other than upon Retirement), the Repurchase Price of the Available Securities shall be the lesser of (A) the Original Cost (in the case of Executive Shares and Options) and the Outstanding Indebtedness (in the case of Subordinated Notes constituting Available Securities) and (B) the Fair Market Value of the Available Securities; and

                           (iii) in the event of Resignation of Executive following the fourth anniversary of the date hereof (and provided Executive has been continuously employed by Beacon Operating and the Subsidiaries through such date of Resignation) (such Resignation a "VESTED RESIGNATION"), the Repurchase Price of the Available Securities shall be (i) the Fair Market Value for the Vested Executive Securities (as defined below) as of the date of Termination, and (ii) the purchase price determined pursuant to subsection 3(d)(ii) for all Available Securities which are not Vested Executive Securities. As used herein, the term "Vested Executive Securities" shall mean the percentage of Executive Securities held by the Executive vested at the time of his Resignation, determined as follows:

                  If the Executive's Resignation                         the Percentage
                  Date is on or after the:         and before the:       of Vesting is:
                  ------------------------------   ---------------       --------------
                  Fourth Anniversary               Fifth Anniversary          33.3%
                  Fifth Anniversary                Sixth Anniversary          66.6%
                  Sixth Anniversary                any time thereafter         100%

The purchase price for the Available Securities under this Section 3(d) shall be computed as of the date of Termination, and shall be determined by the Board within sixty (60) days after Termination and such determination shall be final and binding, absent fraud and manifest error. In connection with the

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determination of the purchase price of Available Securities, the Board shall prepare and present to Executive a reasonably detailed written statement reflecting the calculation of the Repurchase Price including the methodology used to calculate such Repurchase Price.

         (e) CLOSING. If and only if the Company and CHS collectively have elected to purchase all (but not less than all) of the Available Securities, the purchase of Available Securities pursuant to this
         Section 3 shall be consummated at the Company's principal office at 10:00 a.m., on the thirtieth (30th) day next following the final determination of the Repurchase Price as provided in Section 3(d) or on such earlier day as designated by CHS or the Company, as the case may be, in its sole discretion, upon not less than ten (10) days prior notice to Executive. If such date is a Saturday, Sunday or legal holiday, the closing shall occur at the same time and place on the next succeeding business day. Subject to Section 5 hereof, at the option of the Company and/or CHS, the Person exercising the Repurchase Option shall pay for the Available Securities to be purchased pursuant to the Repurchase Option by (i) delivery of a cashier's check or wire transfer of immediately available funds, (ii) delivery of a non-negotiable junior subordinated promissory note (the "REPURCHASE NOTE") in the form of Exhibit B attached hereto, the principal amount of which shall bear interest at the rate of eight percent (8%) per annum, with interest and a pro rata portion of principal payable quarterly over a three-year period following delivery of the Repurchase Note, and with such additional terms (including subordination provisions) as shall be required by the senior lenders to the Company and/or its Subsidiaries and/or (iii) by set off against any and all obligations due and owing the Company and/or its Subsidiaries from the Executive. Notwithstanding the terms described in the immediately preceding sentence, in the event of exercise of a Repurchase Option upon a Vested Resignation, the Repurchase Note issued in connection therewith (the "Resignation Repurchase Note") shall provide for payment of the entire principal amount thereof on the earlier of (i) the tenth (10th) anniversary of the date of issuance of the Note, or (ii) a Sale of the Company. Interest under the Resignation Repurchase Note shall be payable annually on each anniversary date thereof. The purchasers of Executive Securities to be purchased pursuant to the Repurchase Option hereunder shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holders regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Executive Securities to be purchased pursuant to the Repurchase Option. Notwithstanding anything to the contrary herein contained, if the Company and CHS collectively have elected to purchase less than all of the Available Securities, then the Company and CHS shall be deemed to have elected not to purchase any of the Available Securities pursuant to the Repurchase Option.

         (g) FAILURE TO DELIVER SHARES. If Executive or any other Holder of Executive Securities whose Executive Securities are to be purchased pursuant to Section 3, 4 or 6 fails to deliver them on the scheduled closing date of such purchase, the Company or CHS (as the case may be) may elect to deposit the consideration representing the purchase price of the Executive Securities with the Company's attorney (or any other third party, including a bank or a financial institution), as escrowee. In the event of the foregoing election, the Executive Securities shall be deemed for all purposes (including the right to vote and receive payment for dividends) to have been Transferred to the purchasers thereof and the Company shall issue new certificates representing the Executive Securities to the Company, CHS or their respective designees, as the case may be, and the certificates or instruments registered in the name of the Person obligated to sell such Executive Securities shall be deemed to have been canceled and to represent solely a right to receive payment of the purchase price, without interest, from the escrow funds. If, prior to the third (3rd) anniversary of the scheduled closing date for the purchase pursuant to Sections 3, 4 or 6, the proceeds of sale have not been claimed by the Executive or other seller of the Executive Securities, the escrow deposit (and any interest earned thereon) shall be returned to the Person originally depositing the same, and the transferors whose Executive Securities were so purchased shall look solely to the purchasers thereof for payment of the purchase price. The escrowee shall not be liable for any action or inaction taken by it in good faith.

         (h) TERMINATION OF REPURCHASE OPTION. The rights of the Company and/or CHS to purchase Executive Securities pursuant to Section 3 shall terminate upon the earliest to occur of (i) the consummation of a Sale of the Company (ii) the consummation of a Public Offering, and (iii) termination of Executive's employment upon Retirement.

         4.       PUT.

         (a) GENERALLY. Upon the occurrence of a termination of Executive's employment with Beacon Operating as a result of Executive's death or Disability or as a result of termination by Beacon Operating of Executive's employment without Cause (other than a termination which otherwise does not constitute a breach of Executive's employment arrangements) (a "PUT EVENT"), Executive may require the Company to repurchase all (but not less than all) of the Executive Securities owned by the Executive as of the date of such termination, pursuant to the terms and conditions in this Section 4 (the "PUT").

         (b) PUT NOTICE. Upon the occurrence of a Put Event, Executive (or his personal representative, if Executive is deceased or incompetent) may exercise the Put by delivering written notice (the "PUT NOTICE") to the Company within fifteen (15) days following the occurrence of the Put Event.

         (c) PUT PRICE. Upon the exercise of the Put, the purchase price for the Executive Securities (the "PUT PRICE") shall be the Fair Market Value of such securities computed as of the date of the Put Event. The Board shall calculate the Put Price within thirty (30) days following delivery of a Put Notice (provided, however, that Fair Market Value shall be determined in accordance with the definition thereof in
         Section 1).

         (d) MANNER OF PAYMENT. Subject to Section 5, the Put Price payable in connection with the exercise of a Put Option shall, at the option of the Company, be paid on the Put Closing Date (as defined herein) by (i) delivery of cashier's check or wire transfer of immediately available funds, (ii) by delivery of a Repurchase Note, and/or (iii) by set off against any and all obligations due and owing the Company or any of its Affiliates from the Executive. In the event of exercise of the Put in case of Executive's death or Disability, the Company will use its best efforts to pay to Executive (or his personal representative) at the Closing thereof, as payment of a portion or the full amount (as the case may be) of the Put Price, an amount equal to the lesser of the Original Cost and the original principal amount of the Available Securities or the Fair Market Value of the Available Securities.

         (e) CLOSING. The closing of the purchase of Executive Securities pursuant to the Put (the "PUT CLOSING") shall take place on the date (the "PUT CLOSING DATE") designated by the Company in a written notice to Executive, which date shall be not more than thirty (30) days after final determination of the Put Price as provided in Section 4(c).

         (f) TERMINATION OF RIGHT. The right of Executive to require the Company to repurchase Executive Securities pursuant to this paragraph 4 will terminate upon the earlier of (i) consummation of a Sale of the Company and (ii) consummation of a Public Offering.

         5.       Manner of Payment and Restriction on the Company's Right to
Purchase.

         (a) GENERAL RESTRICTION. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to purchase, pursuant to Section 4 or otherwise, such Executive Securities as the Company may then be prohibited by law or bona fide contract from purchasing, including, without limitation, the Delaware General Corporation Law (the "DELAWARE ACT") and covenants contained in the Credit Agreement and any other loan agreements or other bona fide agreements to which the Company or any Subsidiary is then a party. For the purposes of this Agreement, the Company shall not be obligated to purchase Executive Securities if any loan or other bona fide agreement to which any Subsidiary of the Company is a party or is bound would prohibit the Subsidiaries from paying to the Company dividends or distributions sufficient to permit the Company to pay the entire purchase price for such Executive Securities. To the extent such Executive Securities cannot be repurchased pursuant to applicable contracts or law, the option contained in Section 4 shall be of no force and effect and shall be null and void. Notwithstanding the immediately preceding sentence, in the event of a Termination of Executive's employment by Beacon Operating without Cause, upon written election of Executive, delivered to the Company within thirty (30) days following such Termination, the period for exercise of the Put Option shall be tolled and shall be exercisable only on the first date (the "Exercise Date") on which payments under, and incurrence of indebtedness (and issuance of a Repurchase Note) pursuant to, the Put Option are permitted under the terms of the Credit Agreement and such payments and indebtedness are sufficient to satisfy the Put Price in full. If the Put Option is exercised pursuant to the preceding sentence, the Put Price shall be paid pursuant to subsection 4(d), but subject to subsection 5(b). If tolled, the option in Section 4 shall be exercisable as if the Executive had been terminated without Cause on the Exercise Date and shall be exercisable in accordance with Section 4.

         (b) PAYMENT LIMITATION. Notwithstanding anything to the contrary contained in this Agreement or in any Repurchase Note delivered pursuant to the terms hereof, the Company's obligation to make a payment pursuant to a Repurchase Note delivered pursuant to Section 3(e) or 4(d) of this Agreement shall be suspended to the extent and for so long as (x) the making of such payment, together with the making of all other payments to be made during such fiscal year on account of the Company's purchases of Executive Securities pursuant to this Agreement and securities purchased pursuant to any other agreements with shareholders of the Company, would result in a violation of the Delaware Act or a breach of any covenant contained in any loan or other bona fide agreement to which the Company or any of its Subsidiaries is a party, or (y) the Company's Subsidiaries are unable to pay to the Company dividends or other distributions sufficient to permit the Company to pay the entire purchase price for such Executive Securities in cash as a result of applicable law or any covenant contained in any bona fide agreement to which any of such Subsidiaries are a party. If any portion of the Company's obligation to Executive or any of Executive's transferees has been tolled for a period in excess of three
         (3) years from the original closing date, Executive (or such transferee), by written notice delivered to the Company, may elect to rescind the sale of that portion of the Executive Securities, the proceeds of sale of which are represented by unpaid notes made by the Company which are owed to Executive or such transferee. If payments are suspended pursuant to this Section 5(b), at such time as the Company is able to resume making payments without violation of the Delaware Act, applicable law or a covenant in any bona fide agreement to which the Company or any of its Subsidiaries is a party, the Company shall first make payments of arrearage owed to the former shareholders on a proportional (to the amount of arrearage) basis, and shall then make regularly scheduled payments.

         6. RESTRICTIONS ON TRANSFER OF EXECUTIVE SECURITIES. This Section 6 shall apply to any proposed Transfer of Executive Securities. Notwithstanding anything to the contrary contained herein, a Transfer of Executive Securities shall not be valid or have any force or effect unless (i) such Transfer is made in accordance with the provisions of this Agreement, (ii) such Transfer would not result in a violation of any applicable federal or state securities law, and (iii) the intended transferee of such Transfer is not engaged in a Competitive Business, has not been engaged in a Competitive Business in the immediately preceding two years, and is not developing a Competitive Business.

         (a) TRANSFER OF EXECUTIVE SECURITIES. No Holder shall Transfer any interest in any Executive Securities except pursuant to an Exempt Transaction or pursuant to this Section 6. No Holder shall consummate any such Transfer (except pursuant to an Exempt Transaction or pursuant to Section 6(c)) until sixty-one (61) days following the latest of the delivery to the Company and CHS of the Offer Notice (as defined below), unless all rights provided in Section 6(b) have been exercised or waived, and the parties to the Transfer have been finally determined pursuant to such exercises or waivers prior to the expiration of such sixty-one (61) day period (the "ELECTION PERIOD"). Notwithstanding anything to the contrary herein contained, except pursuant to an Exempt Transaction, neither Executive nor any of his Permitted Transferees shall Transfer any interest in Executive Securities (i) unless Executive or such Permitted Transferee(s) has received a bona fide written offer to purchase such Executive Securities, (ii) until one hundred twenty (120) days following Executive's Termination and (iii) in any event without the prior written consent of a majority of the members of the Board (which approval may be withheld for any reason or no reason).

         (b) FIRST REFUSAL RIGHT. If any Holder desires to Transfer any Executive Securities other than in an Exempt Transaction or a transaction pursuant to Section 6(c), such Holder (the "TRANSFERRING HOLDER") shall deliver a written notice (the "OFFER NOTICE") to the Company and CHS. The Offer Notice shall disclose in reasonable detail the identity of the proposed transferee(s) (including, without limitation, all parties holding controlling interests in such proposed transferee), the proposed number, amount and type of Executive Securities to be transferred and the proposed terms and conditions of the Transfer and any other material information reasonably requested by the Board or CHS and shall include a true and correct copy of the written offer to purchase Executive Securities received by him. The delivery by the Transferring Holder of the Offer Notice shall create the following two (2) options:

                           (i) First, the Board, acting in good faith, may elect (in its sole discretion) to cause the Company to purchase all or any portion of the Executive Securities specified in the Offer Notice at the price and on the terms specified therein (provided, however, that any promissory note given by the Company pursuant to the terms of this Section 6 shall be subordinated to indebtedness owed to financial institutions on terms reasonably acceptable to such financial institutions and that the Company shall be entitled set off against the purchase price any and all obligations due and owing the Company or any of its Affiliates from the Executive) by delivering written notice of such election to the Transferring Holder as soon as practical, but in any event within thirty (30) days following the delivery of the Offer Notice (the "COMPANY OFFER PERIOD").

                           (ii) If the Company has not elected to purchase all of the Executive Securities within the Company Offer Period, then CHS may elect (in its sole discretion) to purchase all (but not less than all) of the Executive Securities not elected to be purchased by the Company at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Holder as soon as practical, but in any event within sixty
                  (60) days following the delivery of the Offer Notice.

If the Company and/or CHS have elected to purchase all (but not less than all) of the Executive Securities offered by the Transferring Holder, the Transfer of such Executive Securities to the Company and/or

CHS, as the case may be, shall be consummated as soon as practical after the delivery of the election notices, but in any event within thirty (30) days following the expiration of the Election Period. The purchasers of Executive Securities offered in the Offer Notice hereunder shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holder regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Executive Securities offered in the Offer Notice. Notwithstanding anything to the contrary herein contained, if the Company and CHS collectively have elected to purchase less than all of the Executive Securities offered by the Transferring Holder, then the Company and CHS shall be deemed to have elected not to purchase any of the Executive Securities offered by the Transferring Holder pursuant to this Section 6.

         (c) TRANSFER SUBSEQUENT TO EXPIRATION OF ELECTION PERIOD. If the Company and CHS have not collectively elected to purchase all Executive Securities being offered, such Transferring Holder may, within sixty
         (60) days following the expiration of the Election Period and subject to the provisions of this Section 6 other than Section 6(b), Transfer such Executive Securities referred to in the Offer Notice to the party or parties named therein at a price no less than the price specified in the Offer Notice and on other terms and conditions offered in the Offer Notice. Executive Securities Transferred pursuant to the previous sentence shall thereafter continue to be subject to all restrictions on Transfer and other provisions of this Agreement, including, without limitation, the provisions of this Section 6 with respect to further Transfers of the Executive Securities and a transferee, as a condition of any such Transfer, shall agree in writing to be bound by the provisions of this Agreement. Any Executive Securities not transferred within such sixty (60) day period shall be subject to the provisions of this Section 6 with respect to any subsequent Transfer.

         (d) PERMITTED TRANSFERS. Anything contained in this Agreement to the contrary notwithstanding, Executive Securities may be Transferred without first complying with the provisions of Section 6 other than as provided in this paragraph (d): (i) by Executive or a Permitted Transferee to CHS (it being agreed and understood that CHS shall not be a Holder as a result of such Transfer of Securities), (ii) by Executive to any member of such Executive's Family Group, (iii) by a Permitted Transferee to Executive who Transferred such Executive Securities to such Permitted Transferee, (iv) to the personal representative of Executive or a Permitted Transferee who is deceased or adjudicated incompetent, (v) by the personal representative of Executive or a Permitted Transferee who is deceased or adjudicated incompetent to any member of such Executive's or Permitted Transferee's Family Group, (vi) upon termination of a trust or custodianship which is a Permitted Transferee of a Holder, by the trustee of such trust or custodian of such custodianship to the person or persons who, in accordance with the provisions of such trust or custodianship, are entitled to receive the Executive Securities held in trust or custody, or (vii) the pledge by Executive to the Company of the Executive Securities pursuant to a pledge agreement (collectively, the "PERMITTED TRANSFEREES"); provided that (A) the restrictions contained in this Section 6 shall continue to be applicable to the Executive Securities after any such Transfer, and
         (B) the Permitted Transferees of such Executive Securities shall have agreed in writing to be bound by all of the provisions of this Agreement affecting the Executive Securities so transferred.

         (e) CONSIDERATION FOR TRANSFER. Notwithstanding anything to the contrary herein contained, except as may be required by Section 5 hereof, where a Transfer is made for consideration, in no event shall any such Transfer by Executive of Executive Securities be made for any consideration other than (i) United States dollars payable in full upon consummation of such Transfer and/or (ii) a promissory note with all amounts owed thereunder payable in United States dollars.

         (f) DURATION OF SECTION 6. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 6 shall terminate upon the consummation of a Public Offering or Sale of the Company.

         7. TRANSFER OF SHARES IN OPEN MARKET TRANSACTIONS. This Section 7 shall apply to any proposed Transfer of Shares by any Holder in an Open Market Transaction during all such times as CHS owns in the aggregate greater than thirty percent (30%) of the Shares. During each calendar quarter during which sales of Shares are permitted to be made in accordance with agreements ("STANDSTILL AGREEMENTS") with the underwriters engaged in connection with a Public Sale, and during each calendar quarter following the termination of the Standstill Agreements, any such Holder that desires to Transfer Shares may sell such number of Shares as equals his pro rata share of one percent (1.0%) of the then outstanding Shares (or such lesser percentage or number as may be permitted by the Standstill Agreements). Fifteen (15) business days prior to the beginning of each calendar quarter during which sales of Shares are permitted under the Standstill Agreements, and fifteen (15) days prior to each calendar quarter after the termination of the Standstill Agreements, each such Holder that desires to Transfer Shares shall deliver a written notice to the Company setting forth the number of Shares that such Holder desires to sell (up to such Holder's pro rata share of the aggregate quarterly maximum specified above) in Open Market Transactions during the succeeding quarter. If such Holder that is Transferring does not elect to sell his pro rata share, the Company may allocate the right to sell such unused pro rata share to any stockholder of the Company. Within three (3) business days following the beginning of each applicable quarter, the Company shall deliver a written notice to such Holder that is Transferring setting forth the amount of Shares permitted to be sold (as determined in accordance with this Section 7) by such Holder during such applicable calendar quarter in Open Market Transactions. The Company may, in its discretion, from time to time increase the aggregate amount of Shares which may be sold in any calendar quarter in Open Market Transactions. Any Shares sold in an Open Market Transaction shall cease to be bound by the terms and provisions of this Agreement.

         8.       Sale of the Company.

         (a) If the holder(s) of a majority of the Shares then outstanding and (if necessary under applicable law) the Board approve a Sale of the Company (an "APPROVED SALE") (and if the Sale of the Company is to an entity that is Controlled by CHS, the consideration for such Sale of the Company is fair to the Company and the holders of Shares as determined pursuant to the same mechanism used to determine Fair Market Value under Section 1), each Holder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of Shares, each Holder shall, if requested by the holder(s) of a majority of the Shares then outstanding, sell (or otherwise Transfer) that percentage of his Executive Securities, on terms and conditions approved by the Board (if necessary under applicable law) and the holder(s) of a majority of the Shares then outstanding, as shall equal the percentage of Shares and other securities owned by CHS that are to be included in such transaction. Each Holder shall take all actions reasonably necessary or reasonably desirable (as determined by the holder(s) of a majority of the Shares then outstanding) in connection with the consummation of the Approved Sale. Without limiting the foregoing, (i) if the Approved Sale is structured as a merger, consolidation, joint venture or similar transaction, each Holder shall vote in favor of such transaction and waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, and (ii) if the Approved Sale is structured as a sale or exchange of Shares, each Holder shall agree to sell or exchange all of the Shares and Options held by such Holder on the terms and conditions approved by the Board and the holders of a majority of the Shares then outstanding. The Company shall use best efforts to notify Executive in writing not less than thirty
         (30) days prior to the proposed consummation of an Approved Sale (or, Participation Sale as described in Section 8(b) below); PROVIDED that such Executive agrees that he or she will not, directly or indirectly (without the prior written consent of the Company), disclose to any other Person (other than to such Executive's legal counsel in confidence, as otherwise necessary to protect such Executive's rights under this Agreement or as otherwise required by law) any information related to such potential Sale of the Company.

         (b) If CHS proposes to sell to a purchaser or related group of purchasers such number of Shares as equals or exceeds 50% of the then outstanding Shares determined on a Fully-Diluted Basis (whether in one transaction or a series of transactions) (a "PARTICIPATION SALE"), Executive may elect to participate in the contemplated transaction by delivering written notice to the Company and CHS within ten (10) days following the receipt by Executive of notice of such transaction. Executive shall be entitled to sell, at the same price and on the same terms as CHS, a number of Shares equal to the product of (1) the number of Shares owned by Executive on a Fully-Diluted Basis multiplied by (2) the quotient of (x) the number of Shares to be sold by CHS in such transaction divided by (y) the aggregate number of Shares held by CHS at such time, on a Fully-Diluted Basis. Notwithstanding anything to the contrary herein contained, this Section 8(b) shall not apply to (x) any sale to any officer, director, employee, agent, or lender to the Company, Beacon Operating or any of its Subsidiaries, or (y) any sale or other Transfer to any successor CHS approved fund or to any affiliate of CHS.

         (c) If a Holder is required or elects to participate in an Approved Sale or a Participation Sale pursuant to Subsection (a) or (b) above: (i) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, all of the Holders of Shares similarly situated shall receive the same form and amount of consideration per Share, or if any Holders are given an option as to the form and amount of consideration to be received, all such Holders shall be given the same option; (ii) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, all of the holders of Subordinated Notes similarly situated shall receive the same form and amount of consideration in relation to the face amount of Subordinated Notes held by such holders, or if any such holders are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (iii) all Holders of then currently exercisable Options shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or the Participation Sale, as the case may be, and participate in such sale as Holders, or (B) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Share received by the Holders in connection with the Approved Sale or the Participation Sale, as the case may be, less the exercise price per share of such rights to acquire Shares, by (2) the number of Shares represented by such rights. Without limiting the foregoing, any Holder participating in a transaction pursuant to this
         Section 8 shall be required to make such representations, warranties and covenants, and grant such indemnification, as may be required by the purchaser of the Shares and which have been made by CHS or the holders of a majority of the outstanding Shares, as the case may be.

         (d) If the Board or the holders of a majority of the outstanding Shares of the Company enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC under the 1933 Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Holder shall, acting together with other Holders, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the 1933 Act) reasonably acceptable to the Company. If Executive appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if Executive declines to appoint the purchaser representative designated by the Company, Executive shall appoint another purchaser representative (reasonably acceptable to the Company), and Executive shall be responsible for the fees of the purchaser representative so appointed.

         (e) Each Holder shall bear such Holder's pro-rata share (based upon the number of Shares sold on a Fully-Diluted Basis) of the costs of any sale of Executive Securities pursuant to an Approved Sale or a Participation Sale to the extent such costs are not otherwise paid by the Company or the acquiring party; provided, however, that all Holders are treated on an equal basis. Costs incurred by a Holder on such Holder's own behalf shall not be considered costs of the transaction hereunder.

         (f) Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 8 shall terminate upon the consummation of a Sale of the Company or a Public Offering.

         9.       Limited Preemptive Rights.

         (a) Except for the issuance of Shares or Options (A) in connection with the acquisition of another Person's's business by the Company or any of its Subsidiaries or Affiliates (whether by acquisition of stock or assets, or by merger, consolidation or other similar transaction), the acquisition of any stock or assets of any Person or the formation of a joint venture, (B) pursuant to a Public Offering, (C) to current or future officers, employees, directors, agents or consultants of the Company or its Subsidiaries, to Affiliates of the Company (or any of their respective officers, directors, employees or agents) or to holders of the existing securities of the Company, or (D) to the Company's or any Subsidiary's lenders in connection with the incurrence, renewal or maintenance of indebtedness (including funded indebtedness), if the Company authorizes the issuance and sale of any Shares (other than as a dividend on the outstanding Shares) or any Options (pursuant to the exercise of warrants or otherwise) the Company shall first offer to sell to Executive a portion of such Shares or Options equal to the percentage determined by dividing (1) the number of Shares held by Executive immediately prior to the proposed issuance of such securities, on a Fully-Diluted Basis, by (2) the aggregate number of Shares outstanding at such time, on a Fully-Diluted Basis. Executive, if he is exercising his pre-emptive rights pursuant to this
         Section 9, shall, as a condition to such exercise, also be required to purchase the same proportionate amount of any other securities that the purchasers of such Shares or Options purchase in connection with the issuance of the securities subject to the preemptive rights. Notwithstanding anything in this Section 9 to the contrary, if preemptive rights are exercised pursuant to this Section and pursuant to the preemptive rights granted under the Executive Securities Agreements and the Chief Executive Securities Agreements for an aggregate number of Shares or Options which is greater than 100% of the Shares or Options to be issued and sold by the Company, then the number of Shares that each executive, including without limitation the Executive, shall be entitled to purchase pursuant to such agreements shall be reduced, on a pro rata basis among all such executives exercising preemptive rights under such agreements, to the extent necessary such that the number of Shares and Options purchased pursuant to the preemptive rights exercised under such agreements equal the number of Shares and Options to be issued and sold by the Company.

         (b) Executive shall exercise Executive's pre-emptive rights hereunder within fifteen (15) days following the receipt of written notice from the Company describing in reasonable detail the purchase price, the payment terms for the Shares or Options, the period in which the pre-emptive right hereunder is to be exercised, and Executive's percentage allotment. The Executive exercising the Executive's pre-emptive right shall execute all documentation, and take all actions, as may be reasonably requested by the Company in connection therewith.

         (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such Shares or Options which Executive has not elected to purchase during the sixty (60) day period following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to Executive. Any Shares or Options offered or sold by the Company following such one hundred eighty (180) day period shall be reoffered to Executive pursuant to the terms of this Section 9.

         (d) The rights of the Executive under this Section 9 shall terminate upon the earlier of (i) consummation of a Sale of the Company, (ii) the consummation of a Public Offering, or (iii) termination of Executive's employment with the Company or any of its Subsidiaries.

         10.      Additional Restrictions on Transfer.

         (a) LEGEND. All certificates evidencing Executive Shares which are subject to this Agreement shall bear the following legend:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SHARES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES AGREEMENT BETWEEN BEACON HOLDING CORPORATION ("THE COMPANY") AND THE ORIGINAL HOLDER HEREOF DATED AS OF AUGUST 21, 1997 AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

If Executive Shares remain restricted following a Public Offering and the above legend thereby becomes inappropriate in whole or in part, a new, appropriate legend shall be set forth on such certificates.

         (b) OPINION OF COUNSEL. Executive may not Transfer any Executive Shares without first delivering to the Company, if reasonably requested by the Company, an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

         11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by confirmed facsimile (provided, however, that notices delivered by facsimile shall only be effective if such notice is also delivered by hand, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier (charges prepaid), on or before two (2) business days after its delivery by facsimile) or by reputable overnight courier service (charges prepaid) to the recipient at the address indicated below:

                  TO THE COMPANY:

                  Beacon Holding Corporation
                  c/o Code, Hennessy & Simmons III, L.P.
                  10 South Wacker Drive
                  Suite 3175
                  Chicago, Illinois  60606
                  Attention: Brian Simmons and Peter M. Gotsch

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE
                  NOTICE TO THE COMPANY) TO:

                  Altheimer & Gray
                  10 South Wacker Drive, Suite 4000
                  Chicago, Illinois  60606
                  Attention:  S. Michael Peck, Esq. and James R. Cruger, Esq.

                  TO EXECUTIVE:

                  David Grace
                  34 Holly Street
                  Gloucester, MA  01930

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE
                  NOTICE TO THE EXECUTIVE) TO:

                  Sherburne, Powers & Needham, P.C.
                  One Beacon Street
                  Boston, MA  02108
                  Attention: William Machen, Esq. and Theodore Hanselman, Esq.

                  TO CHS:

                  Code, Hennessy & Simmons III, L.P.
                  10 South Wacker Drive
                  Suite 3175
                  Chicago, Illinois  60606
                  Attention: Brian Simmons and Peter M. Gotsch

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE
                  NOTICE TO CHS) TO:

                  Altheimer & Gray
                  10 South Wacker Drive, Suite 4000
                  Chicago, Illinois  60606
                  Attention:  S. Michael Peck, Esq. and James R. Cruger, Esq.

and/or such other address and/or to the attention of such other person as the recipient party shall have designated by notice given in accordance with this
Section 11. Any notice under this Agreement shall be deemed to have been given,
(a) if delivered in person or sent by confirmed facsimile or overnight courier, one business (1) day following delivery to recipient, facsimile transmission or delivery to the courier (as the case may be), or (b) if mailed, three (3) business days following deposit in the U.S. mail.

         12. RESTRICTIVE COVENANTS. In the event of termination of Executive's employment with Beacon Operating ("Termination") as a result of Resignation or termination for Cause, Executive shall not, for a period of six
(6) months from the date of termination, engage or participate (whether as employee, shareholder, officer, director, partner, member, consultant, advisor, principal or otherwise) in any Competitive Business (as defined herein). As used herein, Competitive Business means any Person which engages in the wholesale distribution of products similar to those sold by Beacon Operating at the time of termination of such Executive's employment in the states in the New England Region in which Beacon Operating or the Subsidiaries are then conducting business. In addition, for a period of six months following Termination, Executive shall not disclose or use any confidential, proprietary or trade secret information of Beacon Operating ("Confidential Information"). Such information includes information about Beacon Operating's products, including specifications, materials, costs and designs; information concerning Beacon Operating's management, financial condition, financial operation, purchasing activities, sales activities, marketing activities and business plans; information concerning Beacon Operating's actual or potential customers, including their identities, the quantity of products purchased from Beacon Operating and the prices paid; and all other types and categories of information which are generally understood by employees in the roofing products industry to be trade secret information. In addition, for a period of six months following Termination, Executive shall not hire or offer to hire any of Beacon Operating's officers, employees or agents or entice them to discontinue their relationship with Beacon Operating, or divert or attempt to divert from Beacon Operating any business by influencing or attempting to influence any customer or supplier of Beacon Operating. Executive agrees that these obligations may be enforced by equitable remedies, including injunction.

         13.      Amendment and Termination.

         (a) This Agreement shall be terminated: (i) upon the mutual agreement of the Company (with the approval of the Board) CHS and holders of at least seventy percent of the Executive Securities or (ii) upon the consummation of a Sale of the Company (other than as a result of a sale in a Public Offering) provided, however, that the representations and warranties of the parties hereto contained in
         Section 2(b) and 2(c) of this Agreement shall survive termination of this Agreement, and the obligations of Executive set forth in Section 12 of this Agreement, shall survive termination for the periods expressly set forth therein. The rights and obligations of the parties shall survive termination of the Agreement to the extent that any performance is required after such termination.

         (b) This Agreement may be amended by the written consent of CHS and Executive; provided that in no event shall any such amendment materially and adversely affect the rights of any one Holder without the prior written consent of such Holder unless such amendment materially and adversely affects the rights of all Holders.

         14.      General Provisions.

         (a) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

         (b) COMPLETE AGREEMENT. This Agreement and the Subordinated Note executed concurrently herewith, together embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (c) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         (d) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, CHS and their respective legal representatives, heirs, successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

         (e) CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         (f) CONSENT TO JURISDICTION. Executive irrevocably consents and submits to the exclusive jurisdiction of any local, state or federal court within the County of Cook in the State of Illinois for enforcement by the Company or CHS of this Agreement. The Company and CHS irrevocably consent and submit to the exclusive jurisdiction of any local, state or federal court within the County of Cook in the State of Illinois for enforcement by Executive of this Agreement. Executive, the Company and CHS irrevocably waive any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

         (g) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in such party's favor. In the event of a dispute hereunder, the prevailing party's reasonable attorney's fees and costs shall be reimbursed by the opposing party or parties in such dispute within fourteen days following a judgment by a court or tribunal of competent jurisdiction over such exercise or enforcement. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (h) WAIVER. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (i) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

         (j) NO STRICT CONSTRUCTION. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any Person.

         (k) GENDER. As used in this Agreement, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so indicates or requires.

         (l) HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the date first written above.


                                   BEACON HOLDING CORPORATION


                                   By:  /s/ Marcus George
                                        -----------------------------
                                   Its: Vice President
                                        -----------------------------


                                   CODE, HENNESSY & SIMMONS III, L.P.


                                   By:  CHS Management III, L.P.,
                                        -----------------------------
                                        its general partner
                                        -----------------------------

                                   By:  CODE, HENNESSY & SIMMONS, INC.,
                                        -----------------------------
                                        its general partner
                                        -----------------------------

                                        By:  /s/ Peter M. Gotsch
                                        -----------------------------
                                        Its: Principal
                                        -----------------------------

                                   EXECUTIVE

                                        /s/ David Grace
                                        -----------------------------
                                        Name: David Grace
                                        -----------------------------

                                 SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Executive Securities Agreement and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the shares of the Company, including my community interest therein (if any), which rights and restrictions may survive my spouse's death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said shares or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of this Agreement. I direct that any residuary clause in my will shall not be deemed to apply to my community interest (if any) in such shares except to the extent consistent with the provisions of this Agreement.

         I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded Executive Securities of the Company, or any interest therein through property settlement agreement or otherwise, I shall receive and hold said Executive Securities subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of the Company or CHS to purchase such shares or interest from me.

         I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and hereby expressly waive my right to such independent counsel.

/s/ Jennifer L. Grace
--------------------------
Name: